                       Strong Institutional Money Fund

                                  EXHIBIT 16

                          SCHEDULE OF COMPUTATION OF
                            PERFORMANCE QUOTATIONS


I.      CURRENT YIELD:  7 days ended February 28, 1997

        A.      Formula

                      Current Yield = Base Period Return x (365/7)

        B.      Calculation

                      5.45% = .001045205 x (365/7)

II.     EFFECTIVE YIELD:  7 days ended February 28, 1997

        A.      Formula

                      Effective Yield = [(Base Period Return + 1)(365/7)]-1

        B.      Calculation

                      5.60% = [(.001045205 + 1)(365/7)]-1